Exhibit (21)
The McGraw-Hill Companies, Inc.
Subsidiaries of Registrant

Listed below are all the subsidiaries of Registrant, except certain inactive subsidiaries and certain other McGraw-Hill’s subsidiaries which are not included in the listing because considered in the aggregate they do not constitute a significant subsidiary as of the end of the year covered by this Report.

	State or	Percentage
	Jurisdiction	of Voting
	of	Securities
	Incorporation	Owned
The McGraw-Hill Companies, Inc.	New York	Registrant
BizNet.TV, Inc.	New York	100
Capital IQ, Inc.	Delaware	100
*Capital IQ Information Systems (India) Pvt. Ltd.	India	100
*CapitalKey Advisors (Europe) Limited	United Kingdom	100
ClariFI, Inc.	Delaware	100
CTB/McGraw-Hill LLC	Delaware	100
Funds Research USA, LLC	Delaware	100
Grow.net, Inc.	Delaware	100
International Advertising/McGraw-Hill, Inc.	Delaware	100
J.D. Power and Associates	Delaware	100
*Automotive Resources Asia (Hong Kong) Limited	Hong Kong	100
*J.D. Power Commercial Consulting (Shanghai) Co., Ltd.	China	100
*J.D. Power Asia Pacific, Inc.	Japan	100
*J.D. Power and Associates, GmbH	Germany	100
*J.D. Power Australia Pty Ltd	Australia	50
*J.D. Power Automotive Forecasting U.K. Limited	United Kingdom	100
*Power Information Network, LLC	Delaware	100
*Power Information Network, Inc.	Delaware	100
McGraw-Hill Broadcasting Company, Inc.	New York	100
McGraw-Hill Interamericana, Inc.	New York	100
McGraw-Hill International Enterprises, Inc.	New York	100
*McGraw-Hill Interamericana do Brasil Ltda.	Brazil	100
*McGraw-Hill Korea, Inc.	Korea	100
*McGraw-Hill (Malaysia) Sdn. Bhd	Malaysia	100
*Standard & Poor’s Malaysia Sdn. Bhd.	Malaysia	100
*S&P/CITIC Index Information Services	China	50
*The McGraw-Hill Companies (Canada) Corp.	Nova Scotia, Canada	100
McGraw-Hill News Bureaus, Inc.	New York	100
McGraw-Hill New York, Inc.	New York	100
McGraw-Hill Publications Overseas Corporation	New York	100
McGraw-Hill Real Estate, Inc.	New York	100
McGraw-Hill Ventures, Inc.	Delaware	100
Money Market Directories, Inc.	New York	100
S & P India LLC	Delaware	100
Standard & Poor’s Europe, Inc.	Delaware	100
Standard & Poor’s Financial Services LLC	Delaware	100
Standard & Poor’s Hong Kong LLC	Delaware	100

	State or	Percentage
	Jurisdiction	of Voting
	of	Securities
	Incorporation	Owned
Standard & Poor’s International, LLC	Delaware	100
*CRISIL, Ltd.	India	51.5
*CRISIL Risk and Infrastructure Solutions, Ltd.	India	100
*Gas Strategies Group Ltd.	United Kingdom	100
*Irevna Ltd.	United Kingdom	100
*Irevna, LLC	Delaware	100
*Crisil Irevna Argentina S.A.	Argentina	100
*Standard & Poor’s Information Services (Beijing) Co., Ltd.	China	100
*Taiwan Ratings Corporation	Taiwan	51
Standard & Poor’s International Services, Inc.	Delaware	100
Standard & Poor’s Investment Advisory Services LLC	Delaware	100
Standard & Poor’s, LLC	Delaware	100
Standard & Poor’s Securities Evaluations, Inc.	New York	100
Sunshine International, Inc.	Delaware	100
Vista Research, Inc.	Delaware	100
WaterRock Insurance, LLC	Vermont	100
Editora McGraw-Hill de Portugal, Ltda.	Portugal	100
Editorial Interamericana, S.A.	Colombia	100
Funds Research SRL	Argentina	100
Lands End Publishing	New Zealand	100
McGraw-Hill Australia Pty Limited	Australia	100
*McGraw-Hill Book Company New Zealand Limited	New Zealand	100
*Mimosa Publications Pty Ltd.	Australia	100
*Carringbush Publications Pty Ltd.	Australia	100
*Dragon Media International Pty Ltd.	Australia	100
*Platypus Media Pty Ltd.	Australia	100
*Yarra Pty Ltd.	Australia	100
*Standard & Poor’s (Australia) Pty Ltd.	Australia	100
*Standard & Poor’s Information Services (Australia) Pty Ltd.	Australia	100
McGraw-Hill Cayman Finance Ltd.	Cayman Islands	100
McGraw-Hill Education Private (India) Limited	India	66.25
McGraw-Hill Holdings Europe Limited	United Kingdom	100
*McGraw-Hill European Holdings SAS	France	100
*McGraw-Hill Finance Europe Limited	United Kingdom	100
*McGraw-Hill Iberia, Inc.	Delaware	100
*McGraw-Hill/Interamericana de Espana, S.A.	Spain	100
*Standard & Poor’s Espana, S.A.	Spain	100
*McGraw-Hill International (U.K.) Limited	United Kingdom	100
*Open International Publishing Limited	United Kingdom	100
*Standard & Poor’s AB	Sweden	100
*Standard & Poor’s EA Ratings	Russia	100
*The McGraw-Hill Companies GmbH	Germany	100
*The McGraw-Hill Companies SA	France	100
*The McGraw-Hill Companies S.r.l.	Italy	100
*The McGraw-Hill Companies Limited	United Kingdom	100
*Xebec Multi Media Solutions Limited	United Kingdom	100
McGraw-Hill Information Systems Company of Canada Limited	Ontario, Canada	100

	State or	Percentage
	Jurisdiction	of Voting
	of	Securities
	Incorporation	Owned
McGraw-Hill/Interamericana de Chile Limitada	Chile	100
McGraw-Hill/Interamericana de Venezuela S.A.	Venezuela	100
McGraw-Hill/Interamericana Editores, S.A. de C.V.	Mexico	100
*Grupo McGraw-Hill, S.A. de C.V.	Mexico	100
McGraw-Hill/Interamericana, S.A.	Panama	100
McGraw-Hill Ryerson Limited	Ontario, Canada	70.1
Standard & Poor’s South Asia Services (Private) Limited	India	100
Standard & Poor’s Investment Advisory Services (HK) Limited	Hong Kong	100
Standard & Poor’s Maalot Ltd.	Israel	100
Standard & Poor’s, S.A. de C.V.	Mexico	100
*Grupo Standard & Poor’s, S.A. de C.V.	Mexico	100

*	Subsidiary of a subsidiary.